EWBC Earnings Results Second Quarter 2018 July 19, 2018

Forward-Looking Statements Forward-Looking Statements Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the United States (“U.S.”) economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act; impact of other potential federal tax changes and spending cuts; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of adverse judgments or settlements in litigation; impact of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on the Company’s financial performance; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; the Company’s ability to retain key officers and employees; any future strategic acquisitions or divestitures; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements. 2

Highlights of Second Quarter 2018 Results $ in millions, except per share data Current Quarter Q-o-Q Change Y-o-Y Change 2Q18 Earnings Net income Net income $ 172.3 (8)% 46% $172 million Adj.1 net income $ 172.3 5% 46% EPS $ 1.18 (8)% 45% 2Q18 Adj.1 EPS $ 1.18 4% 45% Diluted EPS NII $ 341.7 5% 18% $1.18 NIM 3.83% 10 bps 34 bps 1 Balance Sheet Tangible equity /share Loans $ 30,245 2% 11% $25.01 Deposits $ 32,776 0.5% 5% Record loans TBVPS1 $ 25.01 4% 14% $30.2 billion Credit Quality NCO ratio 0.15% 2 bps 19 bps Record deposits NPAs $ 103.5 (21)% (22)% $32.8 billion 1 See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 2Q18 Earnings Press Release. 1Q18 adjusted for the sale of DCB, which netted $22mm or $0.15/sh. 3

2Q18 Earnings Growth and Profitability Net Income and Diluted EPS Adjusted* Net Income and Diluted EPS $200 $187 $200 $172 $165 $172 $1.28 $1.18 $1.18 $133 $130 $127 $1.13 $118 $118 $0.91 $0.89 $0.87 $100 $85 $100 $0.81 $0.81 millions $ in $ in millions $ in $0.58 +10% -3% +30% +5% $ $ inmillions, except per share data $ inmillions, except per share data $— $— 2Q17 3Q17 4Q17 1Q18 2Q18 2Q17 3Q17* 4Q17* 1Q18* 2Q18 Net income Diluted EPS Adj.* net income Adj.* diluted EPS Adj.* net income growth . Profitability Ratios Solid 2Q18 results: attractive NIM expansion, revenue growth in excess of expenses, benign credit costs, 1.79% 1.84% 35% and lower tax rate. 1.44% 30% 1.36% 1.35% . Strong profitability supports dividend increase of 15%. 25% 19.7% 19.5% . New quarterly common dividend of $0.23/share. 16.1% 20% 15.3% 15.1% . Equivalent to 19% payout ratio of 2Q18 EPS. 15% 17.0% 17.0% . Continuing to grow capital through earnings. 13.0% 13.8% 13.0% 10% 0.00% 5% 2Q17 3Q17* 4Q17* 1Q18* 2Q18 Return on assets Return on equity Return on tang. eq. Adj* return on equity Adj.* return on tang. eq. * 3Q17, 4Q17 & 1Q18 ratios adjusted for non-GAAP items. * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 2Q18 Earnings Press Release. 1Q18 adjusted for the gain on sale of DCB; 4Q17 adjusted for the impact of the enactment of the Tax Cuts and Jobs Act; and 3Q17 adjusted for the gain on sale of EWIS business. 4

2Q18 Record Loans of $30.2 billion 2Q18 EOP Loan Mix: $30.2 billion . EOP loan growth of 2% Q-o-Q (+9% LQA) . Avg. loan growth of 1.5% Q-o-Q (+6% LQA). . Largest avg. growth by category in SFR, $11.1 $7.4 following similar trend from 1Q18. 37% 24% . 2Q18 avg. loan yield of 4.95%, up by 26 bps Q-o-Q. . Yield expansion driven by upward repricing of $11.7 variable rate loans. 39% C&I CRE Consumer Average Loans Average Loan Yield 37% $29.2 $29.6 4.95% $28.6 $27.5 4.69% $26.7 4.52% 4.42% +6% 4.40% +8% +16% $ $ inbillions +12% 20 0 2Q17 3Q17 4Q17 1Q18 2Q18 2Q17 3Q17 4Q17 1Q18 2Q18 Average loans LQA average loan growth Loan portfolio composition: CRE = CRE, MFR, construction and land. Consumer = SFR, HELOC, and other consumer. 5

2Q18 Record Deposits of $32.8 billion 2Q18 EOP Deposit Mix: $32.8 billion . EOP deposit growth of 0.5% Q-o-Q (+ 2% LQA). . Avg. deposit growth of 0.3% Q-o-Q (+1% LQA). . Excluding $498mm of avg. Desert Community $7.9 $10.7 24% 33% Bank (DCB) deposits held-for-sale in 1Q18, 2Q18 avg. deposit growth would have been 7% LQA. $6.6 . 20% $7.6 2Q18 cost of total deposits: up 15 bps to 0.64%; 23% cost of IB deposits: up 20 bps to 0.96%. DDA MMDA IB Checking & Savings Time Average Deposits Total Deposit Cost 0.64% $32.3 $32.3 $32.4 $31.1 0.49% $30.2 0.43% +1% 0.40% +0.5% 0.36% +15% $ $ inbillions +11% 22 0 2Q17 3Q17 4Q17 1Q18 2Q18 2Q17 3Q17 4Q17 1Q18 2Q18 Average deposits LQA average deposit growth 6

2Q18 Fees & Other Operating Income Fees and Other Operating Income Q-o-Q Difference $50 Total Fees and Other Operating Income . 2Q18 noninterest income totaled $48.3mm, a $44.6 decrease from $74.4mm for 1Q18, which $41.9 1.9 4% $40.7 included a pre-tax gain of $31.5mm from the sale of $40 $38.4 $38.2 DCB branches. 6.1 3.6 6.6 15% 4.1 2.9 . Excluding the impact of all gains on sales, 2Q18 3.8 6.7 4.5 10% fees and other operating income of $44.6mm 4.7 6.7 $30 3.4 increased 17% Q-o-Q. 3.4 2.8 5.8 13% 3.0 . The increase in letters of credit fees and 5.9 6.0 foreign exchange income largely reflected 6.5 5.6 mark-to-market revaluations for foreign $20 $ in millions $ in 15.7 35% currency balance sheet items. 12.4 10.6 10.0 9.6 . Customer driven fees of $40.3mm increased by 3% Q-o-Q from $39.0mm; and increased by $10 3% Y-o-Y. . 10.3 10.4 10.3 10.4 10.1 23% Strong derivative and wealth management fees. . Weaker customer driven FX fees. $0 2Q17 3Q17 4Q17 1Q18 2Q18 2Q18 Mix Branch fees LC fees & FX income Ancillary loan fees & other income Wealth management fees Derivative fees & other income Other fees & operating income 7

2Q18 Summary Income Statement

$ in millions, except per share data	2Q18	1Q18	$ Change	% Change
Adjusted net interest income	$ 335.4	$ 321.5	$ 13.9	4 %
ASC 310-30 discount accretion income	6.3	5.2	1.1	21 %
Net interest income	341.7	326.7	15.0	5 %
Fees & operating income	44.6	38.2	6.4	17 %
Net gains on sales of fixed assets, loans & securities	3.7	4.8	(1.1)	(23) %
Net gain on sale of business	-	31.5	NM	NM
Total noninterest income	48.3	74.4	(26.2)	(35) %
Adjusted noninterest expense	155.6	150.3	5.3	4 %
Amortization of tax credit and other investments, and core deposit intangibles	21.9	18.9	3.0	16 %
Total noninterest expense	177.4	169.1	8.3	5 %
Provision for credit losses	15.5	20.2	4.7	(23) %
Income tax expense	24.6	24.8	(0.2)	(2) %
Net income	$ 172.3	$ 187.0	$ (14.7)	(8) %
Diluted EPS	$ 1.18	$ 1.28	$ (0.10)	(8) %

Note: See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company's 2Q18 Earnings Press Release.

Notable Items

Adjusted earnings growth:

- 2Q18 net income of $172.3mm grew 5% from 1Q18 adj. net income of $164.9mm, excluding the gain on sale of DCB branches.
- 2Q18 diluted EPS of $1.18 grew 4% from 1Q18 adj. diluted EPS of $1.13, excluding the gain on sale of DCB branches.

Tax-related items:

- 2Q18 effective tax rate was 13%.
- Currently projecting full year 2018 effective tax rate of approx. 13%, compared to 16% previously.
- The reduction in the tax rate largely reflects a new tax credit investment added in the quarter.

EAST WEST BANK

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2Q18 Net Interest Income & Net Interest Margin Net Interest Income . 2Q18 NII of $341.7mm increased 5% Q-o-Q. $360 . $342 2Q18 GAAP NIM of 3.83% expanded by 10 bps Q-o-Q. $340 $320 $327 Rate shift: +23 bps from change in earning asset yields. $320 $303 . +18 bps from loan yields, $300 $290 +5% . +2% +3 bps from loan fees and discounts, $280 . +5% +2 bps from other earning assets. $ $ inmillions +5% $260 Rate shift: -13 bps from change in rates on funding costs. $240 . -12 bps from deposits, $220 . -1 bp from borrowings. $200 2Q17 3Q17 4Q17 1Q18 2Q18 Mix shift: +1 bp from earning asset mix shift, offset by Net Interest Income NII growth -1 bp from funding mix shift. 6% Average Loan Yield and Cost of Total Deposits Net Interest Margin relative to 4.95% Upper Range of Fed Funds Target Rate 4.69% 4.40% 4.42% 4.52% 3.83% 3.73% 3.57% 3.49% 3.52% 2.00% 1.75% 0.64% 1.50% 0.36% 0.40% 0.43% 0.49% 1.25% 1.25% 0% 3% 1.00% 2Q17 3Q17 4Q17 1Q18 2Q18 2Q17 3Q17 4Q17 1Q18 2Q18 Average loan yield Total cost of deposits Net Interest Margin Fed funds rate *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 2Q18 Earnings Press Release. 9

2Q18 PTPP Profitability and Efficiency PTPP Income & PTPP Profitability Ratio . Generating positive operating leverage: revenue growth outpacing expense growth. $234 . $240 $210 $213 $219 5.00% 2Q18 revenue up 5.5% Q-o-Q ex. DCB gain in 1Q. $198 . $180 4.00% 2Q18 adj.* noninterest expense up 3.5% Q-o-Q. . Pre-tax, pre-provision (PTPP) income growth: $120 3.00% $ $ inmillions 2.50% 2.27% 2.32% 2.27% 2.38% 2Q18 PTPP income of $234.4mm, up 7% Q-o-Q and up 18% Y-o-Y. $60 2.00% . PTPP profitability expansion: 5-qtr adj. PTPP $0 1.00% profitability ratio range of 2.27% to 2.50%. 2Q17 3Q17 4Q17 1Q18 2Q18 Adj.* PTPP income Adj.* PTPP profitability ratio Noninterest Expense & Efficiency Ratio . 2Q18 total noninterest expense: $177.4mm. . 2Q18 adj.* noninterest expense: $155.6mm. $160 $156 $152 $150 . Q-o-Q expense increases: consulting, travel, legal, computer software and recruiting. $140 $139 $140 . 55.0% Q-o-Q expense decreases: compensation and $ $ inmillions employee benefits, which were seasonally higher $120 in 1Q; deposit insurance premiums and 41.3% 41.6% 40.6% 39.8% 39.9% regulatory assessments. . $100 35.0% 2Q18 adj.* efficiency ratio: 39.9%, compared to 2Q17 3Q17 4Q17 1Q18 2Q18 40.6% in 1Q18. Adj.* noninterest expense Adj.* efficiency ratio *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 2Q18 Earnings Press Release. 10

Asset Quality Metrics Allowance for Loan Losses Provision Expense & Annualized Net Charge-off* Ratio $35 $30.2 $29.0 1.00% $28 $25.5 2.50% $23.6 $46.3 $21 $40 $35.8 $27.5 0.50% $14 1.50% $ $ inbillions 1.12% 1.02% 0.99% 1.00% $ inmillions $14.2 0.15% 0.14% $7 0.08% 0.01% $0 0.50% $0 0.00% 12.31.15 12.31.16 12.31.17 06.30.18 2015 2016 2017 2018 YTD Gross loans HFI* ALLL / Gross loans HFI* Provision expense NCOs / Avg. loans HFI* Nonperforming Assets* . Allowance for loan losses to loans HFI was 1.00% as of 06.30.18, compared to 1.01% as of 03.31.18. $180 . $160 0.90% 2Q18 net charge-off ratio: 0.15% annualized, $140 $129 $130 $115 compared to 0.13% in 1Q18. $120 0.70% $104 . $100 Nonperforming assets were $103.5mm as of $80 0.50% 06.30.18, or 0.27% of total assets, down by 21% $ $ inmillions $60 from $131.0mm, or 0.35% of total assets as of $40 0.30% 0.40% 0.37% $20 03.31.18. 0.31% 0.27% $0 0.10% . 12.31.15 12.31.16 12.31.17 06.30.18 Nonperforming assets decreased Q-o-Q, largely driven by resolutions of C&I and construction and Nonperforming assets NPAs / Total assets land nonaccrual loans. * Nonperforming assets and net charge-offs exclude purchased credit impaired loans. HFI represents held-for-investment. 11

Strong Capital Ratios . Regulatory capital ratios increased by 73 bps to 75 bps year-to-date. . Current earnings levels support organic growth, capital ratio expansion, and an increase to the common dividend. . Common dividend increased by 15%: new quarterly dividend of $0.23/share or annualized run-rate of $0.92/share. EWBC's Capital Position 0.155 $25.01 $25.00 13.7% 12.9% 0.135 $23.13 12.2% 12.2% 11.4% 11.4% 0.115 10.5% 9.64% 10.0% 9.2% 9.12% 0.095 8.5% 7.0% 0.075 0.055 4.0% 0.035 $15.00 0.015 Tangible equity Tangible equity to CET1 risk-based Tier 1 risk-based Total risk-based Tier 1 leverage per share tangible assets ratio capital ratio capital ratio capital ratio capital ratio Basel III Fully Phased-in Minimum Regulatory Requirement EWBC 12.31.17 EWBC 06.30.18 Note: The Company’s June 30, 2018 regulatory capital ratios are preliminary. 12

Management Outlook: Full Year 2018

Earnings drivers	FY 2018 expectations compared to FY 2017 results	Outlook change from prior quarter	2018 YTD actual	FY 2017 actual
End of Period Loans	▪ Increase at a percentage rate of approximately 10%.	Unchanged.	$30.2 billion, +8% YTD annualized	$29.1 billion, +14% Y-o-Y
NIM	▪ Approximately 3.75% (excl. impact of ASC 310-30 discount accretion). ▪ Approximately 3.80% (incl. accretion, which is estimated to add 5 bps).	Adjusted from previously guided range of 3.65% to 3.75% (ex. accretion).	3.71% (ex. accretion), +29 bps YTD 3.78% (w/ accretion), +30 bps YTD	3.42% (ex. accretion), +27 bps Y-o-Y 3.48% (w/ accretion), +18 bps Y-o-Y
Noninterest Expense (excl. tax credit investment & core deposit intangible amortization)	▪ Increase at a percentage rate in the high single digits.	Unchanged.	$306 million, +9% YTD annualized	$567 million, +5% Y-o-Y
Provision for Credit Losses	▪ In the range of $70mm to $80mm.	Unchanged.	$36 million	$46 million
Tax Items	▪ Full year effective tax rate of approximately 13%. ▪ Tax credit investments, excluding low income housing, of $115mm with associated tax credit amortization of $100mm above the line. ▪ Reduction in the estimated tax rate largely reflects the increase in tax credit investments.	Previously: ▪ Tax rate:16%. ▪ Tax credit invest, excl. low income housing: $105mm. ▪ Tax credit amort. $85mm.	Effective tax rate: 12%	Effective tax rate: 31% Tax credit investments, excluding low income housing, of $110mm with associated tax credit amortization of $94mm.
Interest Rates	▪ Anticipate one additional fed funds rate increase of 25 bps in September of 2018.	Unchanged.	Fed funds increased 50 bps YTD: 25 bps each in March and June.	Fed funds increased 75 bps in 2017: 25 bps each in March, June and December.

EAST WEST BANK

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APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) During the first quarter of 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the impact of after-tax gains on the sales of the commercial property and DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. Three Months Ended June 30, 2018 March 31, 2018 June 30, 2017 Net income (a) $ 172,349 $ 187,032 $ 118,330 Less: Gain on sale of business, net of tax (1) (b) — (22,167) — Adjusted net income (c) $ 172,349 $ 164,865 $ 118,330 Diluted weighted average number of shares outstanding (d) 146,091 145,939 145,740 Diluted EPS (a)/(d) $ 1.18 $ 1.28 $ 0.81 Diluted EPS impact of gain on sale of business, net of tax (b)/(d) — (0.15) — Adjusted diluted EPS $ 1.18 $ 1.13 $ 0.81 Average total assets (e) $ 37,568,895 $ 37,381,098 $ 34,994,935 Average stockholders’ equity (f) $ 4,062,311 $ 3,922,926 $ 3,637,695 Return on average assets (2) (a)/(e) 1.84% 2.03% 1.36 % Adjusted return on average assets (2) (c)/(e) 1.84% 1.79% 1.36 % Return on average equity (2) (a)/(f) 17.02% 19.34% 13.05 % Adjusted return on average equity (2) (c)/(f) 17.02% 17.04% 13.05% (1) Statutory rate of 29.56% was applied for the three months ended March 31, 2018, and the three months ended June 30, 2018. Statutory rate of 42.05% was applied for the three months ended June 30, 2017. (2) Annualized. 15

Appendix: GAAP to Non-**GAAP Reconciliation (cont'd)**

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on the sales of the commercial property and DCB branches (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments, and the amortization of core deposit intangibles (where applicable). Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended		
		June 30, 2018	March 31, 2018	June 30, 2017
Net interest income before provision for credit losses	(a)	$ 341,679	$ 326,693	$ 290,091
Total noninterest income		48,268	74,444	47,244
Total revenue	(b)	389,947	401,137	337,335
Noninterest income		48,268	74,444	47,244
Less: Gain on sale of business		—	(31,470)	—
Adjusted noninterest income	(c)	$ 48,268	$ 42,974	$ 47,244
Adjusted revenue	(a)+(c) = (d)	$ 389,947	$ 369,667	$ 337,335
Total noninterest expense	(e)	$ 177,419	$ 169,135	$ 168,965
Less: Amortization of tax credit and other investments		(20,481)	(17,400)	(27,872)
Amortization of core deposit intangibles		(1,373)	(1,485)	(1,762)
Adjusted noninterest expense	(f)	$ 155,565	$ 150,250	$ 139,331
Efficiency ratio	(e)/(b)	45.50 %	42.16 %	50.09 %
Adjusted efficiency ratio	(f)/(d)	39.89 %	40.64 %	41.30 %
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	$ 234,382	$ 219,417	$ 198,004
Average total assets	(h)	$ 37,568,895	$ 37,381,098	$ 34,994,935
Adjusted pre-tax, pre-provision profitability ratio (1)	(g)/(h)	2.50 %	2.38 %	2.27 %
Adjusted noninterest expense (1)/average assets	(f)/(h)	1.66 %	1.63 %	1.60 %

(1) Annualized.

EAST WEST BANK

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Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods. Three Months Ended Yield on Average Loans June 30, 2018 March 31, 2018 June 30, 2017 Interest income on loans (a) $ 365,555 $ 337,904 $ 293,039 Less: ASC 310-30 discount accretion income (6,299) (5,200) (6,261) Adjusted interest income on loans (b) $ 359,256 $ 332,704 $ 286,778 Average loans (c) $ 29,646,766 $ 29,211,906 $ 26,698,787 Add: ASC 310-30 discount 29,997 34,059 45,398 Adjusted average loans (d) $ 29,676,763 $ 29,245,965 $ 26,744,185 Average loan yield (1) (a)/(c) 4.95% 4.69% 4.40 % Adjusted average loan yield (1) (b)/(d) 4.86% 4.61% 4.30 % Net Interest Margin Net interest income (e) $ 341,679 $ 326,693 $ 290,091 Less: ASC 310-30 discount accretion income (6,299) (5,200) (6,261) Adjusted net interest income (f) $ 335,380 $ 321,493 $ 283,830 Average interest-earning assets (g) $ 35,767,808 $ 35,513,663 $ 33,295,012 Add: ASC 310-30 discount 29,997 34,059 45,398 Adjusted average interest-earning assets (h) $ 35,797,805 $ 35,547,722 $ 33,340,410 Net interest margin (1) (e)/(g) 3.83% 3.73% 3.49 % Adjusted net interest margin (1) (f)/(h) 3.76% 3.67% 3.41% (1) Annualized. 17

Appendix: GAAP to Non-GAAP Reconciliation (cont’d) EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non- GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. June 30, 2018 March 31, 2018 June 30, 2017 Stockholders’ equity (a) $ 4,114,284 $ 3,978,755 $ 3,670,261 Less: Goodwill (465,547) (465,547) (469,433) Other intangible assets (1) (25,029) (26,196) (32,012) Tangible equity (b) $ 3,623,708 $ 3,487,012 $ 3,168,816 Total assets (c) $ 38,072,954 $ 37,693,158 $ 35,917,617 Less: Goodwill (465,547) (465,547) (469,433) Other intangible assets (1) (25,029) (26,196) (32,012) Tangible assets (d) $ 37,582,378 $ 37,201,415 $ 35,416,172 Total stockholders’ equity to total assets ratio (a)/(c) 10.81% 10.56% 10.22 % Tangible equity to tangible assets ratio (b)/(d) 9.64% 9.37% 8.95 % Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets and the after-tax gains on the sales of the commercial property and DCB branches (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. Three Months Ended June 30, 2018 March 31, 2018 June 30, 2017 Net Income $ 172,349 $ 187,032 $ 118,330 Add: Amortization of core deposit intangibles, net of tax (2) 967 1,046 1,021 Amortization of mortgage servicing assets, net of tax (2) 305 333 241 Tangible net income (e) $ 173,621 $ 188,411 $ 119,592 Less: Gain on sale of business, net of tax (2) — (22,167) — Adjusted tangible net income (f) $ 173,621 $ 166,244 $ 119,592 Average stockholders’ equity $ 4,062,311 $ 3,922,926 $ 3,637,695 Less: Average goodwill (465,547) (468,785) (469,433) Average other intangible assets (1) (25,648) (28,102) (33,101) Average tangible equity (g) $ 3,571,116 $ 3,426,039 $ 3,135,161 Return on average tangible equity (3) (e)/(g) 19.50% 22.30% 15.30 % Adjusted return on average tangible equity (3) (f)/(g) 19.50% 19.68% 15.30% (1) Includes core deposit intangibles and mortgage servicing assets. (2) Statutory rate of 29.56% was applied for the three months ended March 31, 2018, and the three months ended June 30, 2018. Statutory rate of 42.05% was applied for the three months ended June 30, 2017 (3) Annualized. 18